UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/18/2006

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Innospec Inc. announced by a press release dated August 18, 2006, that its Board of Directors had declared a semi-annual dividend of $0.08 cents (eight cents) per share on common stock. The cash dividend will be payable on October 1, 2006 to holders of record of the Corporation's common stock at close of business on September 1, 2006.

The Corporation also announced that its Board of Directors had authorized a Rule 10b5-1 stock repurchase plan to facilitate repurchases of its common stock up to a value of $2 million. The repurchase plan is intended to run up to October 24, 2006.

Item 9.01.    Financial Statements and Exhibits

The press release and the 10b5-1 Repurchase Plan are attached as Exhibits 99.1 and 99.2 respectively to this report on Form 8-K and are incorporated herein by reference.

The information contained in Items 8.01 and 9.01, including the attached Exhibits 99.1 and 99.2, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other documents filed under the Securities Act of 1933.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: August 21, 2006	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated August 18, 2006
EX-99.2	Share Repurchase Plan